Ex-4.4
                              CERTIFICATE OF TRUST

     The undersigned, the trustees of Interpool Capital Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. ss.3810, hereby certify as follows:

                  (a) The name of the business trust being formed hereby (the "Trust") is "Interpool Capital Trust."

                  (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                           Delaware Trust Capital Management, Inc.
                           900 Market Street
                           Wilmington, Delaware  198091


                  (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  November 25, 1996

                                        /S/ MARTIN TUCHMAN
                                      Name:  Martin Tuchman
                                      Title:  Trustee


                                        /S/ RAOUL J. WITTEVEEN
                                      Name:  Raoul J. Witteveen
                                      Title:  Trustee


                                        /S/ RICHARD GROSS
                                      Name:  Richard Gross
                                      Title:  Trustee


                                      DELAWARE TRUST CAPITAL
                                        MANAGEMENT, INC., not in
                                        its individual capacity but solely
                                        as Delaware Trustee


                                      By:   /S/ RICHARD N. SMITH
                                      Name:  Richard N. Smith
                                      Title:  Vice President